Filed pursuant to Rule 424(b)(3)

File No. 333-210400

Prospectus Supplement No. 2 Dated December 12, 2016

(To Prospectus Dated October 18, 2016 as Supplemented by

Prospectus Supplement No. 1 Dated November 18, 2016)

171,000,000 Shares of Common Stock

This Prospectus Supplement No. 2 (the “Prospectus Supplement”) updates and supplements the prospectus of Propanc Health Group Corporation (the “Company,” “we,” “us,” or “our”) dated October 18, 2016, as updated and supplemented by Prospectus Supplement No. 1 dated November 18, 2016 (collectively, the “Prospectus”), with the following attached documents, which we filed with the Securities and Exchange Commission:

A.	Our Current Report on Form 8-K filed on November 23, 2016; and
B.	Our Current Report on Form 8-K filed on December 7, 2016.

This Prospectus Supplement should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement. This Prospectus Supplement updates, amends and supplements the information included in the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or used except in connection with the Prospectus, including any amendments or supplements to it.

The purchase of the securities offered through the Prospectus involves a high degree of risk. Before making any investment in our common stock, you should carefully consider the Risk Factors section beginning on page 9 of the Prospectus.

You should rely only on the information contained in the Prospectus, as supplemented or amended by this Prospectus Supplement and any other prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is December 12, 2016.

Index to Filings

Annex
Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2016	A
Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2016	B

Annex A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016

PROPANC HEALTH GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302, 6 Butler Street Camberwell, VIC, 3124 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 61 03 9882 6723

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Regal Consulting Agreement

On November 18, 2016, Propanc Health Group Corporation, a Delaware corporation (the “Company”), entered into a Consulting Agreement (the “Agreement”) with Regal Consulting, a Delaware limited liability company (the “Consultant”) pursuant to which, the Consultant agreed to provide certain consulting and business advisory services in exchange for two $250,000 junior subordinated convertible notes (the “Notes”). The Notes each accrue interest at a rate of 10% per annum and are convertible into shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company at the lesser of $0.01 or 65% of the three lowest trades in the ten trading days prior to the conversion. The first Note is fully earned upon signing the Agreement and matures two years from such date. The second Note, unless earlier terminated, is fully earned ninety days after the effective date of the Agreement and matures two years from such date. Upon an event of default, principal and accrued interest become immediately due and payable under the Notes. Additionally, upon an event of default both Notes accrue interest at a default interest rate of 18% per annum or the highest rate of interest permitted by law.

The foregoing descriptions of the Agreement and the Notes are qualified in their entirety by reference to the provisions of the Agreement and the Notes attached hereto as exhibits.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

In connection with the issuances to Regal Consulting disclosed above, the Company claimed an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. The Company made this determination based on representations of the acquiror that it was acquiring the securities for its own account with no intent to distribute the securities. No general solicitation or general advertising were used in connection with these issuances.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

4.1	10% Per Annum, $250,000 Junior Subordinated Convertible Note (Note #1) issued to Regal Consulting

4.2	10% Per Annum, $250,000 Junior Subordinated Convertible Note (Note #2) issued to Regal Consulting

10.1	Consulting Agreement dated as of November 18, 2016 between Propanc Health Group Corporation and Regal Consulting

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2016

PROPANC HEALTH GROUP CORPORATION

By:	/s/ James Nathanielsz
James Nathanielsz
President and Chief Executive Officer

3

Exhibit 4.1

10% PER ANNUM, $250,000 JUNIOR SUBORDINATED CONVERTIBLE NOTE

Note #1

FOR VALUE RECEIVED, Propanc Health Group Corporation, a Delaware corporation (the “Maker” of this security) with at least 100,000,000 common shares issued and outstanding, issues this security and promises to pay to Regal Consulting, a limited liability company organized under the laws of the state of Delaware, or its Assignees (the “Holder”), the Principal Sum along with the interest and any other fees according to the terms herein. This Note will become effective upon execution by both parties (the “Effective Date”).

The “Principal Sum” is $250,000 (Two Hundred and Fifty Thousand Dollars). The note shall bear simple interest of 10% per year accruing from the Effective Date.

The Holder, for itself and its successors and assigns, agrees that this Note, and the payment of amounts due hereunder, are junior to and subordinate in all respects to the existing debt of the Company pursuant to that certain 5% Original Issue Discount Senior Secured Convertible Debenture with an original issue date of October 28, 2015 (the “2015 Debenture”), and the 5% Original Issue Discount Senior Secured Convertible Debenture with an original issue date of September 13, 2016 (the “2016 Debenture”), in each case issued by the Company to Delafield Investments Limited (“Delafield”), as amended, modified, supplemented, restated, refinanced or replaced from time to time. Notwithstanding anything to contrary in the Consulting Agreement or this Note, no payment pursuant to this Note will occur until such time as the 2015 and Debenture and 2016 Debenture have been fully repaid. Any delay in the payment hereunder as a result of this subordination will not trigger any right to rescind, penalty or event of default hereunder.

MATURITY:

The Maturity Date is two years from the Effective Date (the “Maturity Date”) and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and other fees, shall be due and payable.

CONVERSION:

The Conversion Price shall be the lesser of $0.01 or 65% of the three lowest trades in the 10 trading days prior to the conversion (the “Conversion Price”);

Unless otherwise agreed in writing by both parties, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the Maker’s common stock outstanding;

The Maker may not make payments on this Note prior to the Maturity Date without written approval from the Holder;

The Holder has the right, at any time six months after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and non-assessable shares of common stock of the Maker as per this conversion formula: Number of shares receivable upon conversion equals the amount of the then outstanding and unpaid Principal Sum plus accrued and unpaid interest divided by the Conversion Price;

Conversion notices are to be delivered to the Maker and Transfer Agent by method of the Holder’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Holder. The Maker shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto.

The Maker shall deliver the shares from any conversion to the Holder (in any name directed by the Holder) within 3 (three) business days of conversion notice delivery.

If the Maker fails to deliver shares in accordance with the timeframe stated above, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Maker (under the Holder’s and the Maker’s expectations that any returned conversion amounts will tack back to the original date of the Note). In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), and the delay solely and directly results in Holder receiving a lower sales price for such converted shares that were subject to the delay and were immediately sold by Holder, then, in such event, Maker will pay Holder for the difference between the highest trading price as of the third business day after delivery of the conversion notice and the selling price of such shares.

RESERVATION OF SHARES: At all times during which this Note is convertible, the Maker will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of this Note. The Maker will at all times reserve at least 100,000,000 shares of Common Stock for conversion.

DEFAULT: The following are events of default under this Note: (i) the Maker shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Maker shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) a receiver, trustee or other similar official shall be appointed over the Maker or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) the Maker shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Maker shall make a general assignment for the benefit of creditors; or (vi) the Maker shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding with respect to a bankruptcy or similar event shall be commenced or filed against the Maker.

REMEDIES: In the event of any default, the outstanding Principal Sum of this Note, plus accrued but unpaid interest, fees and other amounts owing, in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the outstanding Principal Sum of this Note, plus all accrued and unpaid interest, fees and other amounts hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price, multiplied by the volume weighted average price (the “VWAP”) on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Maker hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the note until such time, if any, as the Holder receives full payment pursuant hereto. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Maker’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

NO SHORTING: The Holder agrees that so long as this Note from the Maker to the Holder remains outstanding, the Holder will not enter into or effect “short sales” of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of the Maker. The Maker acknowledges and agrees that upon delivery of a conversion notice by the Holder, the Holder immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

ASSIGNABILITY: The Maker may not assign this Note. This Note will be binding upon the Maker and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone without the Maker’s approval.

GOVERNING LAW. This Note will be governed by, and construed and enforced in accordance with, the laws of the state of New York, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state of New York. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

DELIVERY OF PROCESS BY THE MAKER TO THE HOLDER: In the event of any action or proceeding by the HOLDER against the MAKER, and only by the HOLDER against the MAKER, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by the Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the MAKER at its last known attorney as set forth in its most recent SEC filing.

ATTORNEY FEES: If any attorney is employed by either party with regard to any legal or equitable action, arbitration or other proceeding brought by such party for enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

OPINION OF COUNSEL: In the event that an opinion of counsel is needed for any matter related to this Note, the Holder has the right to have any such opinion provided by Maker’s counsel at the cost of the Maker.

NOTICES: Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery, all costs prepaid.

MAKER:

Signature:

Name:

Date:

Company & Position:

HOLDER:

Signature:

Name:

Date:

Company & Position:

Exhibit 4.2

10% PER ANNUM, $250,000 JUNIOR SUBORDINATED CONVERTIBLE NOTE

Note #2

FOR VALUE RECEIVED, Propanc Health Group Corporation, a Delaware corporation (the “Maker” of this security) with at least 100,000,000 common shares issued and outstanding, issues this security and promises to pay to Regal Consulting, a limited liability company organized under the laws of the state of Delaware, or its Assignees (the “Holder”), the Principal Sum along with the interest and any other fees according to the terms herein. This Note will become effective ninety (90) days following execution by both parties (the “Effective Date”). If the Consulting Agreement between the Maker and the Holder dated as of November 18th, 2016 is terminated at any time prior to the Effective Date, then this Note will be immediately cancelled and of no further effect.

The “Principal Sum” is $250,000 (Two Hundred and Fifty Thousand Dollars) plus accrued and unpaid interest and any other fees. The note shall bear simple interest of 10% per year accruing from the Effective Date.

The Holder, for itself and its successors and assigns, agrees that this Note, and the payment of amounts due hereunder, are junior to and subordinate in all respects to the existing debt of the Company pursuant to that certain 5% Original Issue Discount Senior Secured Convertible Debenture with an original issue date of October 28, 2015 (the “2015 Debenture”), and the 5% Original Issue Discount Senior Secured Convertible Debenture with an original issue date of September 13, 2016 (the “2016 Debenture”), in each case issued by the Company to Delafield Investments Limited (“Delafield”), as amended, modified, supplemented, restated, refinanced or replaced from time to time. Notwithstanding anything to contrary in the Consulting Agreement or this Note, no payment pursuant to this Note will occur until such time as the 2015 and Debenture and 2016 Debenture have been fully repaid. Any delay in the payment hereunder as a result of this subordination will not trigger any right to rescind, penalty or event of default hereunder.

MATURITY:

The Maturity Date is two years from the Effective Date (the “Maturity Date”) and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and other fees, shall be due and payable.

CONVERSION:

The Conversion Price shall be the lesser of $0.01 or 65% of the three lowest trades in the 10 trading days prior to the conversion (the “Conversion Price”);

Unless otherwise agreed in writing by both parties, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the Maker’s common stock outstanding;

The Maker may not make payments on this Note prior to the Maturity Date without written approval from the Holder;

The Holder has the right, at any time six months after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and non-assessable shares of common stock of the Maker as per this conversion formula: Number of shares receivable upon conversion equals the amount of the then outstanding and unpaid Principal Sum plus accrued and unpaid interest divided by the Conversion Price;

Conversion notices are to be delivered to the Maker and Transfer Agent by method of the Holder’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Holder. The Maker shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto.

The Maker shall deliver the shares from any conversion to the Holder (in any name directed by the Holder) within 3 (three) business days of conversion notice delivery.

If the Maker fails to deliver shares in accordance with the timeframe stated above, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Maker (under the Holder’s and the Maker’s expectations that any returned conversion amounts will tack back to the original date of the Note). In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), and the delay solely and directly results in Holder receiving a lower sales price for such converted shares that were subject to the delay and were immediately sold by Holder, then, in such event, Maker will pay Holder for the difference between the highest trading price as of the third business day after delivery of the conversion notice and the selling price of such shares.

RESERVATION OF SHARES: At all times during which this Note is convertible, the Maker will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of this Note. The Maker will at all times reserve at least 100,000,000 shares of Common Stock for conversion.

DEFAULT: The following are events of default under this Note: (i) the Maker shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Maker shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) a receiver, trustee or other similar official shall be appointed over the Maker or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) the Maker shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Maker shall make a general assignment for the benefit of creditors; or (vi) the Maker shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding with respect to a bankruptcy or similar event shall be commenced or filed against the Maker.

REMEDIES: In the event of any default, the outstanding Principal Sum of this Note, plus accrued but unpaid interest, fees and other amounts owing, in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the outstanding Principal Sum of this Note, plus all accrued and unpaid interest, fees and other amounts hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price, multiplied by the volume weighted average price (the “VWAP”) on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Maker hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the note until such time, if any, as the Holder receives full payment pursuant hereto. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Maker’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

NO SHORTING: The Holder agrees that so long as this Note from the Maker to the Holder remains outstanding, the Holder will not enter into or effect “short sales” of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of the Maker. The Maker acknowledges and agrees that upon delivery of a conversion notice by the Holder, the Holder immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

ASSIGNABILITY: The Maker may not assign this Note. This Note will be binding upon the Maker and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone without the Maker’s approval.

GOVERNING LAW. This Note will be governed by, and construed and enforced in accordance with, the laws of the state of New York, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state of New York. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

DELIVERY OF PROCESS BY THE MAKER TO THE HOLDER: In the event of any action or proceeding by the HOLDER against the MAKER, and only by the HOLDER against the MAKER, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by the Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the MAKER at its last known attorney as set forth in its most recent SEC filing.

ATTORNEY FEES: If any attorney is employed by either party with regard to any legal or equitable action, arbitration or other proceeding brought by such party for enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

OPINION OF COUNSEL: In the event that an opinion of counsel is needed for any matter related to this Note, the Holder has the right to have any such opinion provided by Maker’s counsel at the cost of the Maker.

NOTICES: Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery, all costs prepaid.

MAKER:

Signature:

Name:

Date:

Company & Position:

HOLDER:

Signature:

Name:

Date:

Company & Position:

Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into the 18th day of November 2016 (the "Effective Date")

Between:

Regal Consulting, a limited liability company organized under the laws of the state of Delaware (the "Consultant"), and Propanc Health Group Corporation, a corporation organized under the laws of the State of Delaware ("Client").

WHEREAS, Consultant is in the business of providing services for management consulting and strategic business advisory services; and NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. CONSULTING SERVICES. In consideration of this Agreement and services rendered to the Client, the Consultant shall receive the compensation set forth in this Agreement. It is acknowledged and agreed by the Client that Consultant carries no professional licenses, is not rendering legal advice or performing accounting services, is not acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws and is not effecting securities transactions for or on account of the Client. The services of Consultant shall not be exclusive. Consultant shall be required to render a minimum of 20 hours to the Client or its projects, however, Consultant shall not be required to assign specific personnel to such matters.

Services include:

●	Management interviews: Three of the Client’s Management or Scientific Advisory Board members, chosen by Client, will be interviewed and recorded. These interviews will be used to continue to educate the public about the Client and its opportunities.
●	Direct mail piece to shareholders: Shareholders will be mailed a letter, at Consultant’s expense, asking them to call in and discuss the Client. During the call, investors will be updated on the company's recent press releases.
●	Follow up phone support with shareholders: Continued discussions with the current shareholder base about the Client, and any new developments. Database will be created for the Client in regards to the Client’s own Nobo list.
●	News articles on the Client: Consultant will draft professionally written articles about the Client or mentions of the Client that will be distributed through a network of hundreds of websites. Consultant will provide a minimum of three articles or mentions per month.
●	Informational Website. Consultant, through its articles and other communications, will create and drive web traffic to an informational website about the Client’s company, its mission, products/services, corporate story and opportunities. The purpose is to place Client in the most favorable light to the small cap investing public by succinctly describing Client’s potentials and opportunities. Consultant targets 5,000 PPC views, at Consultant’s cost, to Client’s custom created informational website developed by Consultant.

2. INDEPENDENT CONTRACTOR; NO AGENCY. The Consultant agrees to perform its consulting duties hereto as an independent contractor. No agency, employment, partnership or joint venture shall be created by this Agreement. Consultant shall have no authority as an agent of the Client or to otherwise bind the Client to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate or other matter. The Client shall not make social security, worker's compensation or unemployment insurance payments on behalf of Consultant. The Consultant shall have no authority to legally bind the Client to any agreement, contract, obligation or otherwise.

3. NO GUARANTEE. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. Consultant will use its best efforts and does not promise results.

4. COMPENSATION; TERM AND TERMINATION. This Agreement has a six-month term commencing on the Effective Date:

(a) Client shall pay Consultant for its services hereunder as follows:

Client shall issue to Consultant two $250,000, 24 month, 10% coupon, Convertible Junior Subordinated Promissory Notes upon execution of this Agreement in the forms annexed hereto as Exhibit A. The first promissory note is considered fully earned upon signing of this Agreement by both parties hereto. The second note is considered fully earned ninety (90) days after the Effective Date unless this Agreement is terminated prior thereto as further described below.

(b) Client shall have the right to terminate this Agreement at any time upon 15 days prior written notice to Consultant. If such termination occurs within ninety (90) days of the Effective Date, then the second note will be immediately cancelled and of no further effect.

(c) Client agrees to file a current report on Form 8-K with the Securities and Exchange Commission (i) on or before the date that is three business days from the issuance of the first note describing the terms of this Agreement and the terms of the first note and (ii) on or before the date that is three business days from the date the second note is considered fully earned (unless such note is earlier terminated) describing the terms of the second note.

5. CONFIDENTIALITY. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates (the "Confidential Information"). Confidential Information shall not be deemed to include information (a) in the public domain, (b) available to the Consultant outside of its service to the Client other than from a person or entity known to Consultant to have breached a confidentiality obligation to the Client, (c) independently developed by Consultant without reference to the Confidential Information, or (d) known or available to Consultant as of the Effective Date. The Consultant will not, during the term of this Agreement and for a period of three months after the termination of the Agreement, without the prior written consent or authorization of the Client, disclose any Confidential Information to any person, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

6. CERTAIN REPRESENTATIONS OF CONSULTANT. The Consultant represents and warrants to the Client that the Consultant is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). Consultant covenants and agrees that it and its affiliates will not sell, assign or otherwise transfer any shares of common stock received from the Client as consideration hereunder except in compliance with the registration requirements of the Securities Act and state securities laws or an appropriate exemption from such requirements. Consultant further represents and warrants that the Consultant has significant experience in advising and transacting business with companies and understands the risks associated therewith as well as understanding the risks associated with holding restricted securities.

7. WORK PRODUCT. It is agreed that all information and materials produced for the Client shall be deemed "work made for hire" and the property of the Client.

8. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (San Diego, CA. time) on a Business Day with a simultaneous email, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (San Diego, CA. time) on any date and earlier than 11:59 p.m. (San Diego, CA. time) on such date with a simultaneous email, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, postage prepaid, or (iv) upon actual receipt by the party to whom such notice is required to be given as follows:

To the Client:

Fax Number:

Email: j.nathanielsz@propanc.com

To the Consultant:

Fax Number: 1 (702)-994-9714

Email:

9. WAIVER OF BREACH. Any waiver by either party or a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

10. ASSIGNMENT. This Agreement and the right and obligations of the Consultant hereunder shall not be assignable without the prior written consent of the Client.

11. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Monroe County, State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

12. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

13. ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.

14. WAIVER AND MODIFICATION. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

15. COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

16. FORCE MAJEURE. Neither party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure arises by reason of any Act of God, or any war, terrorist act, insurrection, strikes or labor disputes, or other similar or dissimilar cause beyond the control of such party. The Client may terminate, at its option, the whole or any part of this Agreement if such situation continues for more than thirty (30) days.

17. CONFLICT. In the event of a conflict between the provisions of any exhibit to this Agreement and the Agreement, the provisions of this Agreement shall govern.

18. FURTHER ASSURANCES. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

CONSULTANT:

Signature:

Name:

Date:

Company & Position:

CLIENT:

Signature:

Name:	James Nathanielsz

Date:

Company & Position:	Propanc Health Group Corporation
Chief Executive Officer

Annex B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

PROPANC HEALTH GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302, 6 Butler Street Camberwell, VIC, 3124 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 61 03 9882 6723

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Delafield Investments Limited

As of December 2, 2016, Propanc Health Group Corporation, a Delaware corporation (the “Company”), entered in a letter agreement (the “Letter Agreement”) with Delafield Investments Limited (“Delafield”), pursuant to which the Company and Delafield agreed to cancel the Company’s two year common stock purchase warrant to purchase up to 40,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company at an exercise price of $0.10 per share (the “Two Year Warrant”), and the five month common stock purchase warrant to purchase in five tranches, at exercise prices between $0.012 and $0.020 per share, up to 200,000,000 shares of Common Stock (the “Five Month Warrant”). The Two Year Warrant and the Five Month Warrant (collectively, the “Warrants”) were originally issued to Delafield on August 3, 2016.

Pursuant to the Letter Agreement, the 12,500,000 restricted shares held by Delafield pursuant to its exercise of such shares under the first tranche of the Five Month Warrant at a purchase price of $0.012 per share or $150,000 in the aggregate, were redeemed by the Company upon the issuance and in exchange for an 8% convertible redeemable promissory note in the principal amount of $150,000 (the “Delafield Note”). The Delafield Note matures two years from the issuance date at which time any outstanding principal and interest is then due and payable. The Delafield Note is convertible into shares of Common Stock at a conversion price equal to 65% of the average of the three lowest closing bid prices of the Common Stock for the ten trading days prior to the conversion, subject to adjustment in certain events. The Note may be prepaid at any time at 135% of the principal amount plus any accrued interest. Upon an event of default, principal and accrued interest will become immediately due and payable and interest will accrue at a default interest rate of 18% per annum or the highest rate of interest permitted by law.

In addition, pursuant to the Letter Agreement, Delafield released the Company from its obligations to register and reserve the shares underlying the Warrants and authorized the Company to withdraw its registration statement with respect to such shares. Delafield provided in the Letter Agreement, certain consents and waivers with respect to the Company’s compliance with certain provisions of the Convertible Debenture in the original principal amount of $4,400,000 issued by the Company to Delafield (the “2015 Debenture”) and the 5% Original Issue Discount Senior Secured Convertible Debenture of the Company issued to Delafield in the principal amount of $165,000 (the “Additional Issuance Debenture”), for the Company’s issuance of Common Stock upon conversion of a convertible security.

In connection with the above, the Company issued Delafield a two-year common stock purchase warrant to purchase 26,000,000 shares of Common Stock at an exercise price of $0.05 per share (the “New Warrant”). The exercise price and number of shares of Common Stock issuable under the New Warrant are subject to adjustments for certain reclassifications, subdivision or combination of shares.

The foregoing descriptions of the Letter Agreement, the Delafield Note and the New Warrant are qualified in their entirety by reference to the provisions of the Letter Agreement, the Delafield Note and the New Warrant filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

GHS Investments LLC

As of December 1, 2016 (the “Effective Date”), the Company entered into an Equity Financing Agreement (the “Financing Agreement”), and a Registration Rights Agreement (the “Registration Rights Agreement”), with GHS Investments LLC, a Nevada limited liability company (“GHS”), pursuant to which GHS agreed to purchase up to $7.0 million of Common Stock, from time to time, following the registration of such shares pursuant to a registration statement (the “Resale Registration Statement”) declared effective by the Securities and Exchange Commission (the “SEC”). Following effectiveness of the Resale Registration Statement, the Company shall have the right to deliver puts to GHS and GHS will be obligated to purchase registered shares of Common Stock based on the investment amount specified in each put notice so long as such amount does not exceed 9.99% of the outstanding shares of Common Stock of the Company. The price of each put registered share shall be equal to 80% of the average of the three lowest volume weighted average prices of the Common Stock (the “Market Price”) during the 10 consecutive trading days immediately preceding the receipt of the applicable put notice (the “Pricing Period”); provided that in any event the purchase price shall not be less than $0.01 (the “Put Floor”) which may be rendered inoperative by mutual agreement of the parties in the event the Common Stock trades at or below $0.01 for any two trading days during a Pricing Period (the “Purchase Price”). In the event that (i) the average of the three lowest volume-weighted average prices (the “VWAP”) of the Company’s Common Stock during the 10 trading days following a put notice (the “Trading Period”) is less than 85% of the Market Price used to determine the Purchase Price in connection with the put and (ii) as of the end of such Trading Period GHS holds shares of Common Stock issued pursuant to such put notice (the “Trading Period Shares”), then the Company shall issue such additional shares of Common Stock as may be necessary to adjust the Purchase Price for that portion of the put represented by the Trading Period shares to equal the VWAP during the Trading Period.

2

The maximum dollar amount of any put shall not exceed two times the average of the daily trading dollar volume for the Common Stock during the 10 trading days preceding the put notice date. No put will be made in an amount less than $25,000 or greater than $300,000 without the prior approval of GHS. There will be a minimum of 10 trading days between put notices unless GHS otherwise agrees in writing. Puts may be delivered by the Company to GHS until the earlier of 24 months after the SEC first declares the Resale Registration Statement effective or the date on which GHS has purchased an aggregate of $7.0 million worth of put registered shares.

Promptly upon the filing of the Resale Registration Statement on or before the 30th calendar day following the Effective Date, GHS will pay $250,000 to the Company in immediately available funds and the Company will issue to GHS a $250,000 junior subordinated promissory note with a maturity date nine months from the original issuance date (the “GHS Note”). The GHS Note will accrue interest at a rate of 10% per annum. Following an effective Resale Registration Statement, the GHS Note is convertible into shares of Common Stock at a 30% discount to the lowest trading price during the ten trading days prior to the conversion. If the Resale Registration Statement is not declared effective within 180 days from its filing, the GHS Note can be converted into shares of Common Stock at a 35% discount off the average of the three lowest volume-weighted average prices for the Common Stock during the 15 trading days immediately preceding a conversion date. If the Company fails to deliver shares in accordance with the GHS Note, GHS is entitled to certain liquidated damages in addition to any other available remedies. Certain events, including the Company’s merger or consolidation, distributions, or certain issuances, may result in adjustments to the number of shares GHS receives pursuant to, or the conversion price under, the GHS Note. Following issuance, the Company may prepay the GHS Note at 125% of principal and interest within 60 days, 127.5% of principal and interest after 60 days and within 120 days, or 135% of principal and interest between 121 and 180 days. In the event of default, the GHS Note is subject to acceleration at 150% of amounts owed and interest will accrue at a default interest rate of 20% per annum.

In addition, pursuant to the Financing Agreement, the Company issued to GHS a $20,000 unsecured junior subordinated promissory note that accrues interest at a rate of 5% and matures six months from the date of issuance (the “Commitment Note”). In the event of default, principal and accrued interest under the Commitment Note becomes immediately due and payable.

The foregoing descriptions of the Financing Agreement, the Registration Rights Agreement, the GHS Note and the Commitment Note are qualified in their entirety by reference to the provisions of the Financing Agreement, the Registration Rights Agreement, the GHS Note and the Commitment Note, Exhibits 10.2, 10.3, 4.3 and 4.4, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

3

In connection with the issuances to Delafield and GHS disclosed above, the Company claimed an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. The Company made this determination based on representations of the acquiror that it was acquiring the securities for its own account with no intent to distribute the securities. No general solicitation or general advertising were used in connection with these issuances.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

4.1	8% Convertible Redeemable Promissory Note due December 2, 2018 issued to Delafield Limited Investments

4.2	Common Stock Purchase Warrant issued to Delafield Limited Investments, dated December 2, 2016

4.3	Form of Junior Subordinated Promissory Note to be issued to GHS Investments Limited

4.4	Unsecured Junior Subordinated Promissory Note due June 1, 2017 issued to GHS Investments Limited

10.1	Letter Agreement dated as of December 2, 2016 between Propanc Health Group Corporation and Delafield Investments Limited

10.2	Equity Financing Agreement dated as of December 1, 2016 between Propanc Health Group Corporation and GHS Investments Limited

10.3	Registration Rights Agreement dated as of December 1, 2016 between Propanc Health Group Corporation and GHS Investments Limited

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2016

PROPANC HEALTH GROUP CORPORATION

By:	/s/ James Nathanielsz
James Nathanielsz
President and Chief Executive Officer

5

Exhibit 4.1

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT”).

US $150,000.00

PROPANC HEALTH GROUP CORPORATION

8% CONVERTIBLE REDEEMABLE PROMISSORY NOTE

DUE DECEMBER 2, 2018

FOR VALUE RECEIVED, Propanc Health Group Corporation (the “Company”) promises to pay to the order of Delafield Investments Limited and its authorized successors and Permitted Assigns, defined below, ("Holder"), the aggregate principal face amount of One Hundred Fifty Thousand Dollars exactly (U.S. $150,000.00) on December 2, 2018 ("Maturity Date") and to pay interest on the principal amount outstanding hereunder at the rate of 8% per annum commencing on December 2, 2016. All outstanding principal and accrued interest shall be due and payable at the Maturity Date unless previously converted at the election of the Holder in accordance with the terms of this Note. The principal of, and interest on, this Note are payable at the address of the Holder last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay outstanding principal and accrued interest due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld or amounts otherwise converted, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such check or wire transfer. Interest may be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein. Permitted Assigns means any Holder assignment, transfer or sale of all or a portion of this Note accompanied by an opinion of counsel to the Company that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion may be accepted by the Company in its reasonable discretion (“Opinion of Counsel”).

This Note is subject to the following additional provisions:

Initials

1.          This Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith. To the extent that Holder subsequently transfers, assigns, sells or exchanges any of the multiple lesser denomination notes, Holder acknowledges that the Company must first receive an Opinion of Counsel.

2.          The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3.          This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act"), and applicable state securities laws. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prequalified prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date. All Notices of Conversion will be accompanied by an Opinion of Counsel.

4.          (a)          The Holder of this Note is entitled, at its option, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 65% of the average of the three lowest closing bid prices of the Common Stock as reported by the National Quotations Bureau OTC Markets exchange on which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the ten prior trading days including the day upon which a Notice of Conversion is received by the Company (provided such Notice of Conversion is delivered together with an Opinion of Counsel, by fax or other electronic method of communication to the Company after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). For purposes of the above calculations, a day shall not be considered a trading day if there was no trading volume for the Company’s Common Stock for that particular day. If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 55% instead of 65% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor).

Initials

2

(b)          Interest on any unpaid principal balance of this Note shall accrue at the rate of 8% per annum. Interest may be paid by the Company in Common Stock ("Interest Shares"). Holder may, at any time, send in a Notice of Conversion to the Company for Interest Shares based on the formula provided in Section 4(a) above. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice and shall be subtracted from interest amounts due and owing.

(c)          The Note may be prepaid at any time at 135% of the face amount plus any accrued interest. Such prepayment must be closed and funded within 3 days of giving notice of prepayment or the right to prepay shall be null and void.

(d)          Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization (excluding an increase in authorized capital) or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash for 135% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Note (together with the amount of accrued but unpaid interest) into shares of Common Stock immediately prior to such Sale Event at the Conversion Price.

(e)          In case of any Sale Event (not to include a sale of all or substantially all of the Company’s assets) in connection with which this Note is not redeemed or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

Initials

3

5.            No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6.            The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7.            The Company agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8.            If one or more of the following described "Events of Default" shall occur:

(a)          The Company shall default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company; or

(b)          Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note shall be false or misleading in any respect; or

(c)          The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder; or

(d)          The Company shall (i) become insolvent (which does not include a “going concern” opinion); (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (v) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(e)          A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(f)          Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

Initials

4

(g)          One or more money judgments, writs or warrants of attachment, or similar process, in excess of two hundred fifty thousand dollars ($250,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h)          The Company shall have its Common Stock delisted from an exchange (including the OTC Markets exchange) or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than 10 consecutive days;

(i)           The Company shall not deliver to the Holder the Common Stock pursuant to paragraph 4 herein without restrictive legend within 3 business days of its receipt of a Notice of Conversion which includes an Opinion of Counsel expressing an opinion which supports the removal of a restrictive legend; or

(j)           The Company shall not replenish the reserve set forth in Section 12, within 3 business days of the request of the Holder; or

(k)          The Company shall cease to file its periodic report filings pursuant to the Securities Exchange Act of 1934, as amended, with the Securities and Exchange.

Then, or at any time thereafter, unless cured within 5 days, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of 18% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law.

9.            In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

10.         Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11.         The Company represents that it is not a “shell” issuer and that if it previously has been a “shell” issuer that at least 12 months have passed since the Company has reported Form 10 type information indicating it is no longer a “shell” issuer.

Initials

5

12.         The Company shall issue irrevocable transfer agent instructions reserving three times the maximum number of shares of its Common Stock for conversions under this Note (the “Share Reserve”). Upon full conversion of this Note, any shares remaining in the Share Reserve shall be cancelled. The Company should at all times reserve a minimum of three times the amount of shares required if the Note would be fully converted.  The Holder may reasonably request increases from time to time to reserve such amounts. The Company will instruct its transfer agent to provide the outstanding share information to the Holder in connection with its conversions.

13.         This Note shall be governed by and construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York or in the Federal courts sitting in the county or city of New York. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

[Signature page follows]

Initials

6

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

Dated: December 2, 2016

PROPANC HEALTH GROUP CORPORATION

By:

Title: James Nathanielsz, Chief Executive Officer

Initials

7

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $___________ of the above Note into _________ Shares of Common Stock of Propanc Health Group Corporation (“Shares”) according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion:
Applicable Conversion Price:
Signature:
[Print Name of Holder and Title of Signer]
Address:

SSN or EIN:

Shares are to be registered in the following name:

Name:
Address:

Tel:
Fax:
SSN or EIN:

Shares are to be sent or delivered to the following account:

Account Name:
Address:

Initials

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Exhibit 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

PROPANC HEALTH GROUP CORPORATION

COMMON STOCK PURCHASE WARRANT

Warrant Shares: 26,000,000	Issue Date: December 2, 2016

THIS CERTIFIES that Delafield Investments Limited (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth in this Warrant (this “Warrant”), at any time on or after (except as otherwise limited below) the date of the applicable event specified below and on or prior to the Expiration Date, but not thereafter, to subscribe for and to purchase from Propanc Health Group Corporation, a Delaware corporation (the “Company”), shares of the Company's common stock, $0.001 par value per share (the “Common Stock”).

This Warrant is issued pursuant to a Letter Agreement dated December 2, 2016 between the Holder and the Company.

The following is a statement of the rights of the Holder of this Warrant and the conditions to which this Warrant is subject, to which the Holder, by the acceptance of this Warrant, agrees:

1.            Certain Definitions.

1.1           “Change of Control” means any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, and shall be deemed to be occasioned by, or to include, (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation) unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least a majority of the voting power of the surviving or acquiring entity, or its direct or indirect parent entity (except that the sale by the Company of shares of its capital stock to investors in bona fide equity financing transactions shall not be deemed a Change of Control for this purpose) or (ii) a sale, exclusive license or other disposition of all or substantially all of the assets of the Company, including a sale, exclusive license or other disposition of all or substantially all of the assets of the Company’s subsidiaries, if such assets constitute substantially all of the assets of the Company and such subsidiaries taken as a whole.

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1.2           “Exercise Price” means $0.05 per share.

1.3           “Expiration Date” means that date that is two years after the issue date set forth above.

1.4           “Shares” means the shares of Common Stock issuable under this Warrant.

2.             Number of Shares and Exercise Price

2.1           This Warrant shall be exercisable for 26,000,000 Shares at the Exercise Price.

2.2           This Warrant may be exercised on or prior to the Expiration Date.

3.             Exercise of Warrant

3.1           The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the Company’s principal executive office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the aggregate Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid or on such later date requested by the Holder or on such earlier date agreed to by the Holder and the Company.

3.2           The exercise or conversion of this Warrant in connection with a Change of Control may, at the election of the Holder, be conditioned upon the closing of such Change of Control, in which event the Holder shall not be deemed to have exercised or converted this Warrant until immediately prior to the closing of such Change of Control.

4.             Nonassessable

The Company covenants that all Shares which may be issued upon the exercise of this Warrant will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof, provided, however, that in the event Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by an assignment duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  Certificates for Shares purchased hereunder shall be delivered to the Holder promptly after the date on which this Warrant shall have been exercised.

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5.             No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant but the number of shares issuable will be rounded to the nearest whole share.

6.             No Rights as Shareholders

This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

7.            Saturdays, Sundays, Holidays, etc.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

8.            Adjustments

The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as set forth in this Section 8.

8.1       Reclassification, etc.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 8.

8.2        Subdivision or Combination of Shares.  In the event that the Company shall at any time subdivide the outstanding securities as to which purchase rights under this Warrant exist, or shall issue a stock dividend on the securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

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9.3       Cash Distributions.  No adjustment on account of cash dividends or interest on the securities as to which purchase rights under this Warrant exist will be made to the Exercise Price under this Warrant.

9.            Notice of Certain Events

The Company will provide notice to the Holder at the address on the records of the Company with at least 20 days notice prior to the closing of a Change of Control.

10.           Purchase Rights; Fundamental Transactions.  In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all the record holders of Common Stock (“Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

11.           Miscellaneous

11.1           Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant executed in the same manner as this Warrant and of like tenor and amount.

11.2           Waivers and Amendments.  This Warrant and the obligations of the Company and the rights of the Holder under this Warrant may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company (which shall not be required in connection with a waiver of rights in favor of the Company) and the Holder; provided, however, that no such amendment or waiver shall reduce the number of Shares represented by this Warrant without the consent of the Holder hereof; and provided further, however, that nothing shall prevent the Holder from individually agreeing to waive the observation of any term of this Warrant.  Any amendment, waiver, discharge or termination effected in accordance with this Section 11.2 shall be binding upon the Company and the Holder.

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11.3         Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time), (b) the next day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Eastern Time), (c) the second day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below.

To the Company:

James Nathanielsz, Chief Executive Officer

PO Box 114, Camberwell, Vic, 3124

Australia

Email:	j.nathanielsz@propanc.com
Fax:	+6139882-6723

To the Holder:

Joshua Sason, Director

Magna

40 Wall Street, 58th Floor

New York, New York 10005

Email:	Research@Mag.na
Fax:	646-737-9948

11.4           Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

11.5           Successors and Assigns.  Neither this Warrant nor any rights hereunder are transferable without the prior written consent of the Company.  Notwithstanding the foregoing, the Holder shall be permitted to transfer this Warrant to any affiliate (as that term is defined in the Securities Act of 1933) of the Holder.  If a transfer is permitted pursuant to this Section 11.5, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.  Subject to the foregoing, the provisions of this Warrant shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Company and the Holder.

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11.6           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Company under this Warrant shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Warrant or any waiver on the part of the Holder of any provisions or conditions of this Warrant must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Warrant or by law or otherwise afforded to the Investors, shall be cumulative and not alternative.

11.7           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

11.8           Construction.  The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

11.9           Governing Law.  THIS WARRANT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

PROPANC HEALTH GROUP CORPORATION

By:
Name: James Nathanielsz
Title: Chief Executive Officer

[Signature page to Common Stock Purchase Warrant Issued to Delafield Investments Limited]

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NOTICE OF EXERCISE

TO:         Propanc Health Group Corporation

The undersigned hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Propanc Health Group Corporation pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price in full.

Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

The Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

The undersigned represents and warrants that it (i) is acquiring the Shares for its own account and not with a view towards distribution, (ii) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and has so evaluated such merits and risks, (iii) is able to bear the economic risk of the investment in the Shares and (iv) has been given the opportunity to access such information regarding the Company to make an informed investment decision with respect to the Shares.

SIGNATURE OF HOLDER:

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

Exhibit 4.3

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) UNLESS AN OPINION OF COUNSEL TO THE COMPANY HAS BEEN ISSUED INDICATING THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount: $250,000

Original Issue Date: December __, 2016

JUNIOR SUBORDINATED PROMISSORY NOTE

Propanc Health Group Corporation, (hereinafter called the “Company”), hereby promises to pay to the order of GHS Investments, LLC, a Nevada Limited Liability Company, or its registered assigns (the “Holder”) the sum of Two Hundred Fifty Thousand ($250,000.00), nine (9) months from the original issue date (the “Maturity Date”), together with any interest as set forth herein, and to pay interest on the unpaid principal balance hereof at the rate of Ten percent (10%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.

This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty percent (20%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock of the Company (the “Common Stock”)) shall be made in lawful money of the United States of America.

All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Equity Financing Agreement dated as of December 1, 2016 by and between the Holder and the Company (the “Equity Financing Agreement”).

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This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

The Holder, for itself and its successors and assigns, agrees that this Note, and the payment of amounts due hereunder, are junior to and subordinate in all respects to the existing debt of the Company pursuant to that certain 5% Original Issue Discount Senior Secured Convertible Debenture with an original issue date of October 28, 2015 (the “2015 Debenture”), and the 5% Original Issue Discount Senior Secured Convertible Debenture with an original issue date of September 13, 2016 (the “2016 Debenture”), in each case issued by the Company to Delafield Investments Limited (“Delafield”), as amended, modified, supplemented, restated, refinanced or replaced from time to time. Notwithstanding anything to contrary in the Equity Finance Agreement or this Note, no payment pursuant to this Note will occur until such time as the 2015 Debenture and 2016 Debenture have been fully repaid. Any delay in the payment hereunder as a result of this subordination will not trigger any right to rescind, penalty or event of default hereunder.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1             Conversion Right. Upon the earlier of (a) one hundred and eighty (180) calendar days from the execution of this Note or (b) an effective registration statement covering the shares of Common Stock subject to conversion under the Note, the Holder shall have the right to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, (the “Notice of Conversion”), delivered to the Company by the Holder in accordance with this Note; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). Notwithstanding the foregoing, the term "4.99%" above shall be replaced with "9.99%" following any Event of Default if the Holder, in its sole discretion and in writing, elects to demand the replacement. If the term "4.99%" is replaced with "9.99%" pursuant to the preceding sentence, such increase to "9.99%" shall remain at 9.99% until decreased by the Holder in writing.

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The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Company’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Company’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder.

1.2             Conversion Price.

(a)          Calculation of Conversion Price.

Following an effective registration statement, this Note shall be convertible into Common Stock of the Company, valued at a thirty percent (30%) discount off of the lowest trading price for the Common Stock during the ten (10) trading days preceding a conversion.

In the absence of a registration statement being declared effective within one hundred and eighty (180) calendar days from its filing, the Holder shall have the right to convert this Note in its entirety or in part(s) into Common Stock of the Company valued at a thirty five percent (35%) discount off of the average of the three (3) lowest volume-weighted average prices for the Common Stock during the fifteen (15) trading days immediately preceding a conversion date.

1.3             Authorized Shares. The Company covenants that during the period the conversion right exists the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Company is required at all times to have authorized and reserved three times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time)(the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Company’s obligations pursuant to this Note.

The Company represents that upon issuance, such shares of Common Stock will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for Conversion of the outstanding Note.

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The Company (i) acknowledges that it will irrevocably instruct its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

1.4             Method of Conversion.

(a)          Mechanics of Conversion. Upon the earlier of (a) one hundred and eighty (180) calendar days from the execution of this Note or (b) an effective registration statement covering the Note, the Holder shall have the right to Convert this Note in whole or in part, by (A) submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time).

(b)          Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon Conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Holder shall, prima facie, be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following Conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)          Payment of Taxes. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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(d)          Delivery of Common Stock Upon Conversion. Upon receipt by the Company from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Note, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder, certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Equity Financing Agreement.

(e)          Obligation of Company to Deliver Common Stock. Upon issuance of the shares of Common Stock pursuant to the Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Company before 6:00 p.m., New York, New York time, on such date.

(f)          Delivery of Common Stock by Electronic Transfer.   In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

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(g)          Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline the Company shall pay to the Holder $500.00 per day in cash, for each day beyond the Deadline that the Company fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Company agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained in this Section are justified. Any delay or failure of performance by the Company hereunder shall be excused if and to the extent caused by Force Majeure. For purposes of this agreement, Force Majeure shall mean a cause or event that is not reasonably foreseeable and not caused by the Company, including acts of God, fires, floods, explosions, riots wars, hurricanes, etc.

1.5           Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and will be provided within three days of the applicable Notice of Conversion) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor. Except as otherwise provided herein (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) UNLESS AN OPINION OF COUNSEL TO THE COMPANY HAS BEEN ISSUED INDICATING THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

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The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel to the Company, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion may be accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

1.6             Effect of Certain Events.

(a)          Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined below) or Persons when the Company is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Company shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6(b) hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)          Adjustment Due to Merger, Consolidation, Etc.     If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

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(c)           Adjustment Due to Distribution. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d)          Adjustment Due to Dilutive Issuance. If, at any time when any Notes are issued and outstanding, the Borrower issues or sells, or in accordance with this Section 1.6(d) hereof is deemed to have issued or sold, any shares of Common Stock in connection with a financing transaction based on a variable price formula (the “Alternative Variable Price Formula”) that is more favorable to the investor in such financing transaction than the formula for calculating the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the formula for the Conversion Price will be adjusted to match the Alternative Variable Price Formula. If it is unclear whether the Alternative Variable Price Formula is better or worse, then Holder, in its sole discretion, may elect at the time of such issuance whether to switch to the Alternative Variable Price Formula or not.

(e)           Purchase Rights. If, at any time when any Notes are issued and outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

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(f)          Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.7             Omit.

1.8             Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Company shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion default payments pursuant to Section 1.4 to the extent required thereby for such Conversion default and any subsequent Conversion default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.4) for the Company’s failure to convert this Note.

1.9             Prepayment. Maker may prepay this Note, in accordance with the following schedule: If within 60 calendar days from the execution of this Note, 125% of all outstanding principal and interest due on the Note in one payment; After 60 calendar days from the execution of the Note and within 120 days from execution, 127.5% of all outstanding principal and interest due on the Note in one payment. Between 121 and 180 days from the date of execution, the Note may be prepaid for 135% of all outstanding amounts due on the Note in one payment.

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ARTICLE II. CERTAIN COVENANTS

2.1             Distributions on Capital Stock. So long as the Company shall have any obligation under this Note, the Company shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors.

2.2             Sale of Assets. So long as the Company shall have any obligation under this Note, the Company shall not, without the Holder’s written consent, sell, lease or otherwise dispose of more than 50% of its assets outside the ordinary course of business.

2.3             Advances and Loans. So long as the Company shall have any obligation under this Note, the Company shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances (a) in existence or committed on the date hereof and which the Company has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $100,000.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1             Failure to Pay Principal or Interest.    The Company fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

3.2             Conversion and the Shares.   The Company fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Company directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Company to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Company to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Company’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Company to the Holder within forty eight (48) hours of a demand from the Holder.

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3.3             Breach of Covenants. The Company breaches any covenant or other term or condition contained in this Note, the Registration Rights Agreement between the Company and the Holder dated as of December 1, 2016, and the Equity Financing Agreement.

3.4             Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Equity Financing Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Equity Financing Agreement.

3.5             Receiver or Trustee. The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6             Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company.

3.7             Delisting of Common Stock. The Company shall fail to maintain in good standing the listing of the Common Stock on the OTC Bulletin Board or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange.

3.8             Failure to Comply with the Exchange Act. The Company shall cease to be subject to the reporting requirements of the Exchange Act.

3.9             Liquidation. Any dissolution, liquidation, or winding up of Company or any substantial portion of its business.

3.10           Cessation of Operations. Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

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3.11           Maintenance of Assets. The failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.12           Financial Statement Restatement.   The restatement of any financial statements filed by the Company with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the original financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or supporting documents.

3.13           Replacement of Transfer Agent. In the event that the Company proposes to replace its transfer agent, the Company fails to use its best efforts to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Equity Financing Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Company and the Company.

3.14           Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a material breach or default by the Company of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Company, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Company.

3.15           Registration. The Company shall fail, within one hundred eighty (180) calendar days from the initial filing of a registration statement with the SEC, to have a registration statement covering this Note declared effective.

3.16           Reservation of Shares. At any time the Company does not replenish the Reserved Amount within five business days of a request by Holder.

3.17           Judgments. Any money judgment, writ or similar process shall be entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

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3.18           Failure to Timely File and no Registration Statement or Rule 144 Availability. The Company shall have failed to timely file reports required by the Exchange Act and no registration statement with respect to the shares issued upon Conversion is effective or the Holder cannot otherwise rely on Rule 144 with respect to the sale or transfer of the shares issued upon Conversion.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). Upon the occurrence and during the continuation of any Event of Default, exercisable through the delivery of written notice to the Company by such Holder (the “Default Notice”), specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Sum”) or (ii) the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the “Conversion Date” for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Company fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.

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ARTICLE IV. MISCELLANEOUS

4.1             Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2             Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

Propanc Health Group Corporation

Attn: James Nathanielsz, CEO

302, 6 Butler Street

Camberwell, VIC 3124

Australia

Fax: +6139882-9969

With a copy to:

Harter Secrest & Emery LLP

Attn: Alexander R. McClean, Esq.

1600 Bausch & Lomb Place

Rochester, New York 14604

Fax: (585) 232-2152

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If to the Holder:

GHS Investments, LLC

200 Stonehinge Lane Suite 3

Carle Place, NY 11514

718.530.0182

4.3             Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4             Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

4.5             Cost of Collection. If default is made in the payment of this Note, the Company shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6             Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the federal courts located in New York State. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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4.7             Certain Amounts. Whenever pursuant to this Note the Company is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8             Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Equity Financing Agreement.

4.9             Notice of Corporate Events. Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Company shall provide the Holder with prior notification of any meeting of the Company’s shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Company shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9.

4.10           Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

[Signature page follows.]

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IN WITNESS WHEREOF, Company has caused this Note to be signed in its name by its duly authorized officer:

Propanc Health Group Corporation

By:

Print:	James Nathanielsz
Title:	Chie Executive Officer
Dated:	December ___, 2016

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Exhibit 4.4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROPANC HEALTH GROUP CORPORATION

UNSECURED JUNIOR SUBORDINATED PROMISSORY NOTE

DUE JUNE 1, 2017

$20,000.00	December 1, 2016

1.	Principal and Interest

FOR VALUE RECEIVED, Propanc Health Group Corporation (the “Company”), hereby absolutely and unconditionally promises to pay to GHS Investments LLC, a Nevada Limited Liability Company, or its registered assigns (the “Lender”), the principal amount of Twenty Thousand Dollars ($20,000.00) on June 1, 2017 (the “Maturity Date”). This Note shall bear simple interest at the rate of five percent (5%) per annum.

The Lender, for itself and its successors and assigns, acknowledges and agrees that this Note, and the payment of amounts due hereunder, are junior to and subordinate in all respects to the existing debt of the Company pursuant to that certain 5% Original Issue Discount Senior Secured Convertible Debenture with an original issue date of October 28, 2015 (the “2015 Debenture”), and the 5% Original Issue Discount Senior Secured Convertible Debenture with an original issue date of September 13, 2016 (the “2016 Debenture”), in each case issued by the Company to Delafield Investments Limited (“Delafield”), as amended, modified, supplemented, restated, refinanced or replaced from time to time. Notwithstanding anything to the contrary herein, no payment pursuant to this Note will occur until such time as the 2015 Debenture and 2016 Debenture have been fully repaid. Any delay in the payment hereunder as a result of this subordination will not trigger any right to rescind, penalty or event of default hereunder.

2.	Repayments and Prepayments; Security.

a.           Subject to the second paragraph of Section 1, all principal and interest under this Note shall be due and payable on the Maturity Date.

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b.           Subject to the second paragraph of Section 1, the Company may prepay this Note at any time. This Note may not be assigned by the Lender, except by operation of law.

c.           This Note is a general unsecured obligation of the Company.

3.	Events of Default; Acceleration.

a.            The principal amount of this Note is subject to prepayment in whole or in part upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”): the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Company, or a general assignment of assets by the Company for the benefit of creditors. Subject to the second paragraph of Section 1, upon the occurrence of any Event of Default, the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon shall be immediately due and payable.

b.            No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise. The Company accepts and agrees that this Note is a full recourse note and that the Lender may exercise any and all remedies available to it under law.

4.	Notices.

a.            All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it shall be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to a Lender, at such Lender’s address as the Lender shall have furnished the Company in writing and (ii) if to the Company at such address as the Company shall have furnished the Lender in writing.

b.           Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by electronic communication with confirmation, upon the delivery of electronic communication.

5.	Miscellaneous.

a.            Neither this Note nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing executed by both parties hereto.

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b.           No failure or delay by the Lender to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Note are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby. The Company hereby waives presentment, demand, protest and notice of every kind.

c.           This Note shall for all purposes be governed by, and construed in accordance with the laws of the State of New York (without reference to conflict of laws).

d.           This Note shall be binding upon the Company's successors and assigns, and shall inure to the benefit of the Lender's successors and permitted assigns.

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IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

PROPANC HEALTH GROUP CORPORATION

By:

Title:

[Note between Propanc and GHS Investments]

Exhibit 10.1

[PROPANC HEALTH GROUP CORPORATION LETTERHEAD]

December 2, 2016

Delafield Investments Limited

c/o Joshua Sason, Director

Magna

40 Wall Street, 58th Floor

New York, New York 10005

RE: Revised financing terms and documents

Gentlemen:

Reference is hereby made to the Two Year Common Stock Purchase Warrant (the “Two Year Warrant”), to purchase up to 40,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Propanc Health Group Corporation (the “Company”) at an exercise price of $0.10 per share, and the Five Month Common Stock Purchase Warrant (the “Five Month Warrant”), to purchase in five tranches, at exercise prices between $0.012 and $0.020 per share, up to 200,000,000 shares of Common Stock. Collectively, the Two Year Warrant and the Five Month Warrant are referred to herein as the “Warrants”). The Warrants were issued to Delafield Investments Limited (“Delafield”) on August 3, 2016. On August 18, 2016, Delafield notified us of its exercise of 12,500,000 shares of Common Stock under the first tranche of the Five Month Warrant at a purchase price of $0.012 per share or $150,000 in the aggregate.

By the signature of your authorized representative below, and for good and valuable consideration the value and receipt of which are hereby acknowledged, Delafield acknowledges and agrees that, notwithstanding anything in the Warrants to the contrary, each of the Two Year Warrant and the Five Month Warrant are hereby cancelled and shall hereafter be null, void and of no further force and effect. Delafield agrees that the 12,500,000 shares of Common Stock held by Delafield as restricted securities are to be redeemed by the Company upon the issuance and in exchange for an 8% convertible redeemable promissory note in the principal amount of $150,000.00 with a maturity date two years from the issuance date. In addition, Delafield releases the Company from any and all obligations to register the shares underlying the Warrants and authorizes the Company to withdraw its Registration Statement on Form S-1, together with all exhibits thereto (File No. 333-213216) filed with the Securities and Exchange Commission on August 19, 2016 with respect to such shares. Further, Delafield releases the Company from any and all obligations to reserve from its authorized and unissued shares of Common Stock, 240,000,000 shares in connection with or underlying the Warrants and authorizes the Company to advise its transfer agent accordingly. The Company will continue to reserve 433,149,094 shares of Common Stock in connection with the 2015 Debenture and the Additional Issuance Debenture, each as defined below.

Delafield, on behalf of itself and its affiliates, successors and assigns, consents to and agrees that notwithstanding anything to the contrary, including but not limited to any provision or term of the Warrants, the Securities Purchase Agreement by and between the Company and Delafield dated as of October 28, 2015 as amended by an addendum dated March 11, 2016, a letter agreement dated July 1, 2016 and a letter agreement dated August 3, 2016 (collectively, the “Securities Purchase Agreement”), the Convertible Debenture in the original principal amount of $4,400,000 issued by the Company to Delafield in connection with the Securities Purchase Agreement (the “2015 Debenture”), the Security Agreement by and between the Company and Delafield dated as of October 28, 2015, the Additional Issuance Agreement between the Company and Delafield dated as of September 13, 2016, and the 5% Original Issue Discount Senior Secured Convertible Debenture of the Company issued to Delafield in the principal amount of $165,000 (the “Additional Issuance Debenture”), the Company, at any time and from time to time prior to the repayment of the 2015 Debenture and the Additional Issuance Debenture, may agree to issue and may issue shares of Common Stock upon conversion of a convertible security. In addition, Delafield specifically waives compliance by the Company with the obligations imposed by Sections 7(d) and 7(e) of each of the 2015 Debenture and the Additional Issuance Debenture with respect to any future issuances or repayments or offers thereof of shares of Common Stock or Common Stock Equivalents or Indebtedness (as defined in the 2015 Debenture and Additional Issuance Debenture) in connection with any issuance of shares of Common Stock upon conversion of a convertible security. The consent and waivers contained herein are intended to be generally construed and applied. In no event will any actions by the Company pursuant hereto be considered an event of default under any of the transaction documents between the Company and Delafield in connection with the consent provided herein and the obligations waived pursuant hereto.

In consideration of the foregoing, the Company agrees to issue Delafield a two year common stock purchase warrant to purchase 26,000,000 shares of Common Stock at an exercise price of $0.05 per share.

Delafield, for itself and its affiliates, successors and assigns, releases any and all rights or claims that it may have against the Company, its directors, officers, subsidiaries, affiliates, representatives, agents and successors arising in any way under the Two Year Warrant or the Five Month Warrant, respectively, shares exercised under the Warrants, or the right to purchase capital stock of the Company thereunder.

This letter may be executed and delivered via facsimile or other electronic means with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

[Signature page follows.]

Please indicate that you acknowledge and agree to the foregoing by signing this letter in the space below and returning it as soon as possible to my attention via email at j.nathanielsz@propanc.com, with a copy to amcclean@hselaw.com.

Sincerely,

Propanc Health Group Corporation

By:
Name: James Nathanielsz
Title: Chief Executive Officer

Accepted and Agreed

As of this ___ day of December 2016.

Name of Holder:	Delafield Investments Limited
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:

Name of Holder:	Delafield Investments Limited
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:

Exhibit 10.2

EQUITY FINANCING AGREEMENT

This EQUITY FINANCING AGREEMENT (the “Agreement”), dated as of December 1, 2016 (the “Execution Date”), is entered into by and between Propanc Health Group Corporation, a Delaware corporation with its principal executive office at 302, 6 Butler Street Camberwell, VIC 3124 Australia (the “Company”), and GHS Investments LLC, a Nevada limited liability company, with offices at 200 Stonehinge Lane, Suite 3, Carle Place, NY 11514. (the “Investor”).

RECITALS:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to Seven Million Dollars ($7,000,000) from time to time over the course of twenty-four (24) months after an effective registration of the underlying shares to purchase the Company’s common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, such investments will be made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION I.

DEFINITIONS

For all purposes of and under this Agreement, the following terms shall have the respective meanings below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

“1933 Act” shall have the meaning set forth in the recitals.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

“Affiliate” shall have the meaning set forth in Section 5.7.

“Agreement” shall have the meaning set forth in the preamble.

“Articles of Incorporation” shall have the meaning set forth in Section 4.3.

“By-laws” shall have the meaning set forth in Section 4.3.

“Closing” shall have the meaning set forth in Section 2.5.

“Closing Date” shall have the meaning set forth in Section 2.5.

“Commitment” shall have the meaning set forth in Section 2.1.

“Commitment Note” shall have the meaning set forth in Section 2.8.

“Common Stock” shall have the meaning set forth in the recitals.

“Control” or “Controls” shall have the meaning set forth in Section 5.7.

“Effective Date” shall mean the date the SEC declares effective under the 1933 Act the Registration Statement.

“Execution Date” shall have the meaning set forth in the preamble.

“Indemnified Liabilities” shall have the meaning set forth in Section 10.

“Indemnitees” shall have the meaning set forth in Section 10.

“Indemnitor” shall have the meaning set forth in Section 10.

“Initial Draw” shall have the meaning set forth in Section 2.2.

“Investor” shall have the meaning set forth in the preamble.

“Investor’s Delay” shall have the meaning set forth in the Registration Rights Agreement.

“Market Price” shall mean the average of the three (3) lowest volume weighted average prices of the Company’s Common Stock during the Pricing Period.

“Material Adverse Effect” shall have the meaning set forth in Section 4.1.

“Maximum Common Stock Issuance” shall have the meaning set forth in Section 2.6.

“Open Period” shall mean the period beginning on and including the Trading Day immediately following the Effective Date and ending on the earlier to occur of (i) the date which is twenty four (24) months from the Effective Date; or (ii) termination of the Agreement in accordance with Section 8.

“Pricing Period” shall mean the ten (10) consecutive Trading Days immediately preceding the receipt of the applicable Put Notice.

“Principal Market” shall mean the principal Trading Market on which the Common Stock is listed or quoted for trading on the date in question.

“Promissory Note” means the promissory note substantially in the form attached hereto as Exhibit B, in exchange for which the Investor shall fund the Initial Draw.

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“Purchase Price” shall mean eighty percent (80%) of the Market Price; provided that in any event the Purchase Price shall not be less than the Put Floor.

“Put” shall have the meaning set forth in Section 2.3.

“Put Amount” shall have the meaning set forth in Section 2.3.

“Put Floor” shall have the meaning set forth in Section 2.9.

“Put Notice” shall mean a written notice substantially in the form attached hereto as Exhibit C sent to the Investor by the Company in connection with a Put and stating the Put Amount in U.S. dollars that the Company intends to sell to the Investor pursuant to the terms of the Agreement and stating the current number of Shares issued and outstanding on such date.

“Put Notice Date” shall mean the Trading Day, as set forth below, on which the Investor receives a Put Notice.

“Put Shares Due” shall mean, with respect to each Put, the number of Shares equal to the quotient of (i) the Put Amount for such Put, divided by (ii) the Purchase Price for such Put, as set forth in a Put Settlement Sheet substantially in the form attached hereto as Exhibit D sent to the Company by the Investor on the Put Notice Date.

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” shall have the meaning set forth in the recitals.

“Registration Statement” means a registration statement of the Company filed under the 1933 Act pursuant to the Registration Rights Agreement covering the Registrable Securities.

“Related Party” shall have the meaning set forth in Section 5.7.

“Resolutions” shall have the meaning set forth in Section 7.4.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.6.

“Securities” shall mean the shares of Common Stock issued pursuant to the terms of this Agreement.

“Shares” shall mean the shares of the Company’s Common Stock.

“Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act.

“Subsidiaries” shall have the meaning set forth in Section 4.1.

“Trading Day” shall mean any day on which the Principal Market for the Common Stock is open for trading, from the hours of 9:30 am until 4:00 pm.

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“Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the OTC Markets or the OTC Bulletin Board, whichever is the principal market.

“Trading Period” shall have the meaning set forth in Section 2.5.

“Trading Period Shares” shall have the meaning set forth in Section 2.5.

“Transaction Documents” shall mean this Agreement, the Commitment Note, the Promissory Note, the Registration Rights Agreement and supporting documents between the Company and the Investor as of the date hereof.

“VWAP” shall have the meaning set forth in Section 2.5.

SECTION II

PURCHASE AND SALE OF COMMON STOCK

2.1           PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of Seven Million Dollars ($7,000,000) (the “Commitment”).

2.2           INITIAL DRAW: Promptly upon the filing of the Registration Statement on or before the thirtieth (30th) calendar day following the date hereof, an initial two hundred and fifty thousand dollars ($250,000) shall be paid by the Investor to the Company in immediately available funds (the “Initial Draw”), and the Company shall deliver to the Investor the Promissory Note. The Shares underlying the Promissory Note shall be included in the Registration Statement pursuant to the Registration Rights Agreement.

2.3           DELIVERY OF PUT NOTICES. Subject to the terms and conditions herein, at any time and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the dollar amount (designated in U.S. Dollars) of Shares (the “Put Amount”), which the Company intends to sell to the Investor on a Closing Date (each, a “Put” and collectively, the “Puts”). The timing and amounts of any Puts shall be at the sole discretion of the Company. Prior to any Closing, the Company may, in its sole discretion, withdraw any Put Notice. Unless approved by the Investor, (i) the maximum dollar amount of any Put shall not exceed two (2) times the average of the daily trading dollar volume for the Company’s Common Stock during the ten (10) Trading Days preceding the Put Notice Date, (ii) the minimum Put Amount in any Put Notice is twenty five thousand dollars ($25,000), and (iii) the maximum Put Amount in any Put Notice is three hundred thousand dollars ($300,000). The price of the Shares sold to the Investor in each Put shall be the Purchase Price set forth in the applicable Put Notice. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed or the previous Put Notice has been withdrawn. There will be a minimum of ten (10) Trading Days between Put Notices unless agreed to otherwise by the Investor in writing.

2.4           CONDITIONS TO INVESTOR’S OBLIGATION TO PURCHASE SHARES. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares at a Closing unless each of the following conditions are satisfied:

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i.	a Registration Statement shall have been declared effective and shall remain effective and available for the resale of the Registrable Securities in accordance with the Registration Rights Agreement, at all times until the Closing with respect to the subject Put Notice;

ii.	at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed or quoted for trading on the Principal Market, and the Common Stock shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the thirty (30) day period preceding the Put Notice Date and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

iii.	the Company has complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other Transaction Document, which has not been cured prior to the Put Notice Date;

iv.	no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

v.	the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

If any of the events described in clauses (i) through (v) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

2.5           MECHANICS OF PURCHASE OF SHARES BY INVESTOR. Subject to satisfaction of the conditions set forth in Sections 2.4, 6 and 7 of this Agreement, the Closing of a Put (each, a “Closing” and collectively, the “Closings”) shall occur upon the first Trading Day (the “Closing Date”) following the receipt by Investor of a Put Notice. On each Closing Date, the Company shall cause the Transfer Agent to electronically transmit the applicable Put Shares Due by crediting the account of the Investor’s broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (or, if DWAC is not available for the Put Shares Due on the applicable Closing Date, the Company shall cause the Transfer Agent to deliver Investor a certificate representing the Put Shares Due), against delivery by the Investor of the Put Amount specified in the Put Notice to an account designated by the Company or, at the Company’s option, by reduction in an amount equal to the Put Amount of the amounts owed to the Investor under the Promissory Note. If the Put Shares Due are received and approved by the Investor's broker by 9:30 am EST, the Investor shall make payment to the Company’s designated account by wire transfer of immediately available funds or, if the Put Shares Due are received and receipt is confirmed by the Investor’s broker after 9:30 am EST, the Investor shall make payment to the Company’s designated account by wire transfer of next day available funds. In addition, on or prior to such Closing Date, each of the Company and Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. In the event that (i) the average of the three (3) lowest volume-weighted average prices (the “VWAP”) of the Company’s Common Stock during the ten (10) trading days following a Put Notice (the “Trading Period”) is less than 85% of the Market Price used to determine the Purchase Price in connection with the Put and (ii) as of the end of such Trading Period the Investor holds Shares issued pursuant to such Put Notice (the “Trading Period Shares”), then the Company shall issue such additional Shares as may be necessary to adjust the Purchase Price for that portion of the Put represented by the Trading Period Shares to equal the VWAP during the Trading Period.

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2.6           OVERALL LIMIT ON COMMON STOCK ISSUABLE. Notwithstanding anything contained herein to the contrary, if during the Open Period the Company becomes listed on an exchange which limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by the Investor, shall not exceed that number of Shares that may be issuable without such shareholder approval (the “Maximum Common Stock Issuance”). If such issuance of Shares could cause a delisting on the Principal Market, then the Company shall be under no obligation to issue Shares in excess of the Maximum Common Stock Issuance unless and until such issuance shall first be approved by the Company’s shareholders in accordance with applicable law and the By-laws and the Articles of Incorporation of the Company. The parties understand and agree that the Company’s failure to seek, in its sole discretion, or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or the Investor’s obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 2.6.

2.7           LIMITATION ON AMOUNT OF OWNERSHIP. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Investor, would exceed 9.99% of the number of shares of Common Stock outstanding on the Closing Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

2.8           COMMITMENT FEE. Upon the execution of this Agreement, the Company shall issue the Investor a $20,000 promissory note, payable 6 months from issuance (the “Commitment Note”). Upon the Closing of each Put, the Company shall pay three quarters of one percent (0.75%) of the applicable Put Amount to the Investor, which amount shall be deducted by the Investor from each wire. The Commitment Note shall be deemed earned upon the execution of this Agreement.

2.9           PUT FLOOR. Notwithstanding anything to the contrary herein, the minimum Purchase Price in any Put shall be $0.01 (the “Put Floor”). The Parties may, but shall not be obligated to, agree in writing to render the Put Floor inoperative where the Company’s Common Stock has traded at or below $0.01 for any two (2) Trading Days during a Pricing Period.

SECTION III

INVESTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Investor represents and warrants to the Company, and covenants, that:

3.1           SOPHISTICATED INVESTOR. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (I) evaluating the merits and risks of an investment in the Securities and making an informed investment decision; (II) protecting its own interest; and (III) bearing the economic risk of such investment for an indefinite period of time.

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3.2           AUTHORIZATION; ENFORCEMENT. The execution and delivery of the Transaction Documents and performance by Investor of the transactions contemplated thereby have been duly and validly authorized by all necessary limited liability company action. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.3           SECTION 9 OF THE 1934 ACT. During the term of this Agreement, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock. The Investor agrees not to sell the Company’s stock short, either directly or indirectly through its affiliates, principals or advisors during the term of this Agreement.

3.4           ACCREDITED INVESTOR. At the time Investor was offered the Securities, Investor was, and as of the date hereof it is, and as of each Closing it will be, an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3.5           GENERAL SOLICITATION. Investor is not, to Investor’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.6           GOVERNMENTAL REVIEW. Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

3.7           RELIANCE ON EXEMPTIONS. Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities.

3.8           PRINCIPAL PLACE OF BUSINESS. Investor’s principal place of business is correctly set forth in Section 11.7 hereof.

3.9           NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of the Investor’s Partnership Agreement or any other organizational documents of the Investor.

3.10         OPPORTUNITY TO DISCUSS. The Investor acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Documents. The Investor has received all materials relating to the Company’s business, finance and operations which it has requested, and has had the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Securities. The Investor has had an opportunity to discuss the business, management and financial affairs of the Company with the Company’s management.

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3.11         INVESTMENT PURPOSES. Investor understands that the Securities are “restricted securities” and have not been registered under the 1933 Act or any applicable state securities law. The Investor is purchasing the Securities for its own account for investment purposes and not with a view towards distribution and agrees to resell or otherwise dispose of the Securities solely in accordance with the registration provisions of the 1933 Act (or pursuant to an exemption from such registration provisions; provided that the Company shall have received an opinion of its counsel that shall be in form, substance and scope customary for counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration). Investor is acquiring the Securities hereunder in the ordinary course of its business.

3.12         NO REGISTRATION AS A DEALER. The Investor is not required to be registered as a “dealer” under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement, any other Transaction Document, or otherwise.

3.13         NO BROKERS. No brokerage or finder’s fees or commissions are or will be payable by Investor or its Affiliates to any broker, financial advisor or consultant, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents.

3.14         GOOD STANDING. The Investor is a limited liability company, duly organized, validly existing and in good standing in the State of Nevada.

3.15         TAX LIABILITIES. The Investor understands that it is liable for its own tax liabilities.

3.16         REGULATION M. The Investor will comply with Regulation M under the 1934 Act, if applicable.

3.17         No Short Sales. The Investor covenants that neither it nor its Affiliates will execute or effect any Short Sales during the period commencing on the Execution Date and continuing through the termination of this Agreement.

SECTION IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedules attached hereto, or as disclosed on the Company’s SEC Documents, the Company represents and warrants to the Investor that:

4.1           ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Both the Company and the companies it owns or controls (“Subsidiaries”) are duly qualified to do business and are in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a change, event, circumstance, effect or state of facts that has had or is reasonably likely to have, a material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

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4.2           AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.

i.	The Company has the requisite corporate power and authority to enter into and perform Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof.

ii.	The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders.

iii.	The Transaction Documents have been duly and validly executed and delivered by the Company.

iv.	The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3           CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 2,000,000,000 shares of the Common Stock, of which as of November 28, 2016, 845,862,475 shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents or as otherwise set forth on Schedule 4.3:

i.	no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company;

ii.	there are no outstanding debt securities;

iii.	there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries;

iv.	there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement);

v.	there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries;

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vi.	there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement;

vii.	the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

viii.	there is no dispute as to the classification of any shares of the Company’s capital stock.

The Company has furnished to the Investor, or the Investor has had access through EDGAR to, true and correct copies of the Company’s Articles of Incorporation, as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

4.4           ISSUANCE OF SHARES. The Company has reserved the amount of Shares included in the Company’s Registration Statement for issuance pursuant to the Transaction Documents, which have been duly authorized and reserved (subject to adjustment pursuant to the Company’s covenant set forth in Section 5.5 below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. In the event the Company cannot register a sufficient number of Shares for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of Shares required for the Company to perform its obligations hereunder as soon as reasonably practicable.

4.5           NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or to the Company’s knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have or constitute a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act or any securities laws of any states, to the Company’s knowledge, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement as outlined in the Registration Rights Agreement between the parties) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof, other than such consents, authorizations, permits, orders, filings and registrations which have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

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4.6            SEC DOCUMENTS; FINANCIAL STATEMENTS; MATERIAL NON-PUBLIC INFORMATION. As of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and amendments thereto, being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Investor or its representatives, or they have had access through EDGAR to, true and complete copies of the SEC Documents. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC or the time they were amended, if amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, by a firm that is a member of the Public Companies Accounting Oversight Board (“PCAOB”) consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 4.3 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, non-public information which was not publicly disclosed prior to the date hereof and any material, non-public information provided to the Investor by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.

4.7           ABSENCE OF CERTAIN CHANGES. Except as otherwise set forth in the SEC Documents, the Company does not intend to change the business operations of the Company in any material way. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

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4.8           ABSENCE OF LITIGATION AND/OR REGULATORY PROCEEDINGS. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

4.9           ACKNOWLEDGMENT REGARDING INVESTOR’S PURCHASE OF SHARES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length Investor with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities, and is not being relied on by the Company. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

4.10         NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. Except as set forth in the SEC Documents and except for the transactions contemplated by the Transaction Documents, as of the date hereof, no event, liability, development or circumstance has occurred or exists, or to the Company’s knowledge is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws and which has not been publicly announced.

4.11         INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth in the SEC Documents or as otherwise set forth on Schedule 4.11, none of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, except as set forth in the SEC Documents, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

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4.12         TITLE. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

4.13         DILUTIVE EFFECT. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Open Period. The Company’s management has studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the shareholders of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

4.14         NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock to be offered as set forth in this Agreement.

4.15         NO BROKERS, FINDERS OR FINANCIAL ADVISORY FEES OR COMMISSIONS. No brokers, finders or financial advisory fees or commissions will be payable by the Company, its agents or Subsidiaries, with respect to the transactions contemplated by this Agreement.

4.16         EXCLUSIVITY. The Company shall not pursue a similar Equity Financing transaction with any other party unless and until good faith negotiations have terminated between the Investor and the Company or until such time as the registration statement has been declared effective by the SEC.

4.17         INTERNAL ACCOUNTING CONTROLS. Except as otherwise set forth in the SEC Documents, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles by a firm with membership to the PCAOB and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s management has determined that the Company’s internal accounting controls were not effective as of the date of this Agreement as further described in the SEC Documents.

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4.18         TAX STATUS. Except as otherwise set forth on Schedule 4.18, the Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as otherwise set forth on Schedule 4.18, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

4.19         CERTAIN TRANSACTIONS. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof or as otherwise set forth on Schedule 4.19 and except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from disinterested third parties, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, such that disclosure would be required in the SEC Documents.

SECTION V

COVENANTS OF THE COMPANY

5.1           BEST EFFORTS. The Company shall use all commercially reasonable efforts to timely satisfy each of the conditions set forth in Section 7 of this Agreement.

5.2           REPORTING STATUS. Until one of the following occurs, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status, or take an action or fail to take any action, which would terminate its status as a reporting company under the 1934 Act: (i) this Agreement terminates pursuant to Section 8 and the Investor has the right to sell all of the Securities without restrictions pursuant to Rule 144 promulgated under the 1933 Act, or such other exemption, or (ii) the date on which the Investor has sold all the Securities and this Agreement has been terminated pursuant to Section 8.

5.3           USE OF PROCEEDS. The Company will use the proceeds from the sale of the Shares (excluding amounts paid by the Company for fees as set forth in the Transaction Documents) for general corporate and working capital purposes and/or acquisitions of assets, businesses or operations and/or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

5.4           FINANCIAL INFORMATION. During the Open Period, the Company agrees to make available to the Investor via EDGAR or other electronic means the following documents and information on the forms set forth: (i) within five (5) Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (iii) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the Financial Industry Regulatory Association, unless such information is material non-public information.

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5.5           RESERVATION OF SHARES. The Company shall take all action necessary to at all times have authorized, and reserved the amount of Shares included in the Company’s Registration Statement for issuance pursuant to the Transaction Documents. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5.5, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares.

5.6           LISTING. The Company shall promptly secure and maintain the listing of all of the Registrable Securities on the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one (1) Trading Day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.6.

5.7           FILING OF FORM 8-K. On or before the date which is four (4) Trading Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents in the form required by the 1934 Act, if such filing is required.

5.8           CORPORATE EXISTENCE. The Company shall use all commercially reasonable efforts to preserve and continue the corporate existence of the Company.

5.9           NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment or supplement to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events in this Section 5.9.

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5.10         TRANSFER AGENT. Upon effectiveness of the Registration Statement, and for so long as the Registration Statement is effective, following delivery of a Put Notice, the Company shall, in connection with any Closing, deliver instructions to its transfer agent to issue Shares to the Investor that are covered for resale by the Registration Statement free of restrictive legends.

5.11         ACKNOWLEDGEMENT OF TERMS. The Company hereby represents and warrants to the Investor that: (i) it is voluntarily entering into this Agreement of its own freewill, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with this Agreement.

SECTION VI

CONDITIONS OF THE COMPANY’S OBLIGATION TO SELL

The obligation hereunder of the Company to issue and sell the Securities to the Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

6.1           The Investor shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

6.2           The representations and warranties of the Investor shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor on or before such Closing Date.

6.3           The Investor shall have delivered to the Company the Put Amount for the Securities being purchased by the Investor at such Closing.

6.4           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

SECTION VII

FURTHER CONDITIONS OF THE INVESTOR’S OBLIGATION TO PURCHASE

The obligation of the Investor hereunder to purchase Securities is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below.

7.1           The Company shall have executed the Transaction Documents and delivered the same to the Investor.

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7.2           The representations and warranties of the Company shall be true and correct as of the date when made and the representation contained in Section 4.3 shall be true and correct as of the applicable Closing Date as though made at that time and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company on or before such Closing Date. The Investor may request an update as of such Closing Date regarding the representation contained in Section 4.3.

7.3           The Company shall have executed and delivered to the Investor the certificates representing, or have executed electronic book-entry transfer of, the Securities (in such denominations as the Investor shall request) being purchased by the Investor at such Closing.

7.4           The Board of Directors of the Company shall have adopted resolutions consistent with Section 4.2(ii) (the “Resolutions”) and such Resolutions shall not have been amended or rescinded prior to such Closing Date.

7.5           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.6           The Registration Statement shall be effective in accordance with the Registration Rights Agreement on each Closing Date and no stop order suspending the effectiveness of the Registration Statement shall be in effect or to the Company’s knowledge shall be pending or threatened. Furthermore, on each Closing Date (I) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC’s concerns have been addressed), and (II) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

7.7           At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus.

7.8           If applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 2.6 or the Company shall have obtained appropriate approval pursuant to the requirements of applicable law and the Company’s Articles of Incorporation and By-laws.

7.9           The conditions to such Closing set forth in Section 2.4 shall have been satisfied on or before such Closing Date.

7.10         The Company shall have certified to the Investor the number of Shares of Common Stock outstanding when a Put Notice is given to the Investor. The Company’s delivery of a Put Notice to the Investor constitutes the Company’s certification of the existence of the necessary number of shares of Common Stock reserved for issuance.

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SECTION VIII

TERMINATION

This Agreement shall terminate upon any of the following events:

8.1           when the Investor has purchased an aggregate of Seven Million Dollars ($7,000,000) in the Common Stock of the Company pursuant to this Agreement; or

8.2           on the date which is twenty-four (24) months after the Effective Date; or

8.3           upon the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement; or

8.4           seven (7) calendar days from the date of Company’s written notice of termination.

Any and all Shares and/or amounts due under this Agreement prior to the termination date, but not yet paid and/or delivered, shall be immediately payable and due upon termination of this Agreement.

SECTION IX

SUSPENSION

This Agreement shall be suspended upon any of the following events, and shall remain suspended until such event is rectified:

i.	The trading of the Common Stock is suspended by the SEC, the Principal Market or FINRA for a period of two (2) consecutive Trading Days during the Open Period; or

ii.	The Common Stock ceases to be quoted, listed or traded on a Trading Market or, the Registration Statement is no longer effective (except as permitted hereunder or as a result of any Investor’s Delay).

iii.	Immediately upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor, unless such information is material non-public information in which case the Company shall file a current report on Form 8-K within four business days.

SECTION X

INDEMNIFICATION

In consideration of the parties mutual obligations set forth in the Transaction Documents, the Company ( the “Indemnitor”) shall defend, protect, indemnify and hold harmless the Investor and all of the investor’s shareholders, officers, directors, employees, counsel, and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (I) any misrepresentation or breach of any representation or warranty made by the Indemnitor in the Transaction Documents; (II) any breach of any covenant, agreement or obligation of the Indemnitor contained in the Transaction Documents; or (III) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents (unless such action, suit or claim is based upon a breach of Investor’s representations, warranties or covenants under the Transaction Documents or any conduct by such Indemnitees which constitutes fraud, gross negligence, willful misconduct or malfeasance), except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Indemnitor which is specifically intended for use in the preparation of any such Registration Statement, preliminary prospectus, prospectus or amendments to the prospectus. To the extent that the foregoing undertaking by the Indemnitor may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights Indemnitor may have, and any liabilities the Indemnitor or the Indemnitees may be subject to.

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SECTION XI

MISCELLANEOUS

11.1         Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in the City and State of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

11.2         LEGAL FEES; AND MISCELLANEOUS FEES. Except as otherwise set forth in the Transaction Documents (including but not limited to Section V of the Registration Rights Agreement), each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys’ fees and expenses incurred by either the Company or the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Securities.

11.3         COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

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11.4         HEADINGS; SINGULAR/PLURAL. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.

11.5         SEVERABILITY. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

11.6         ENTIRE AGREEMENT; AMENDMENTS. This Agreement is the FINAL AGREEMENT between the Company and the Investor with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The execution and delivery of the Transaction Documents shall not alter the force and effect of any other agreements between the Parties, and the obligations under those agreements.

11.7         NOTICES. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (I) upon receipt, when delivered personally; (II) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (III) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:	Propanc Health Group Corporation
Attn: James Nathanielsz, CEO
302, 6 Butler Street
Camberwell, VIC 3124
Australia
Fax: +6139882-9969

With a copy to	Harter Secrest & Emery LLP
(which shall not constitute notice):	Attn: Alexander R. McClean, Esq.
1600 Bausch & Lomb Place
Rochester, New York 14604
Fax: (585) 232-2152

If to the Investor:	GHS Investments, LLC
200 Stonehinge Lane,
Suite 3
Carle Place, NY 11514
Fax: (212) 574-3326

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Each party shall provide five (5) days prior written notice to the other party of any change in address or facsimile number.

11.8         NO ASSIGNMENT. This Agreement may not be assigned.

11.9         NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that the Company acknowledges that the rights of the Investor may be enforced by its general partner.

11.10       SURVIVAL. The representations, warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5 and 12, and the indemnification provisions set forth in Section 10, shall survive each of the Closings and the termination of this Agreement.

11.11       PUBLICITY. The Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be “material contracts” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the 1933 Act or the 1934 Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

11.12       FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.13       NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party, as the parties mutually agree that each has had a full and fair opportunity to review this Agreement and seek the advice of counsel on it.

11.14       REMEDIES. The Investor shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which the Investor has by law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any default or breach of any provision of this Agreement, including the recovery of reasonable attorneys fees and costs, and to exercise all other rights granted by law.

11.15       PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Investor hereunder or under the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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11.16       PRICING OF COMMON STOCK. For purposes of this Agreement, the price of the Common Stock shall be as reported in the principal consolidated transaction reporting system for the Common Stock or, if unavailable, as reported by Bloomberg, L.P.

SECTION XII

NON-DISCLOSURE OF NON-PUBLIC INFORMATION

Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company shall not disclose material non-public information to the Investor, its advisors, or its representatives unless prior thereto the Investor shall have consented in writing.

Except as expressly provided otherwise in this Agreement, nothing herein shall require the Company to disclose material non-public information to the Investor or its advisors or representatives. Nothing contained in this Section 12 shall be construed to mean that the advisors and representatives of the Investor (and the Investor with the written consent of the Investor prior to disclosure of such information) may not obtain material non-public information in the course of conducting due diligence in accordance with the terms of this Agreement, and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

SECTION XIII

ACKNOWLEDGEMENTS OF THE PARTIES

Notwithstanding anything in this Agreement to the contrary, the parties hereto hereby acknowledge and agree to the following: (i) the Investor makes no representations or covenants that it will not engage in trading in the securities of the Company, other than the Investor will not engage in any Short Sales of the Company’s securities at any time during this Agreement; (ii) the Company shall, by 9:30 a.m. EST on the fourth Trading Day following the date hereof, file a current report on Form 8-K disclosing the material terms of the transactions contemplated hereby and in the other Transaction Documents; (iii) except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company has not and shall not provide material non-public information to the Investor unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information; and (iv) the Company understands and confirms that the Investor will be relying on the acknowledgements set forth in clauses (i) through (iii) above if the Investor effects any transactions in the securities of the Company (other than any Short Sales of the Company’s securities).

[Signature page follows]

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Your signature on this Signature Page evidences your agreement to be bound by the terms and conditions of the Agreement as of the date first written above. The undersigned signatory hereby certifies that he has read and understands the Agreement, and the representations made by the undersigned in this Agreement are true and accurate, and agrees to be bound by its terms.

GHS INVESTMENTS, LLC

By:
Name: ____________
Title: _____________

PROPANC HEALTH GROUP CORPORATION

By:
Name: James Nathanielsz
Title: Chief Executive Officer

[SIGNATURE PAGE OF EQUITY FINANCING AGREEMENT]

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Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights AGREEMENT (the “Agreement”), dated as of December 1, 2016 (the “Execution Date”), is entered into by and between Propanc Health Group Corporation, a Delaware corporation with its principal executive office at 302, 6 Butler Street Camberwell, VIC 3124 Australia (the “Company”), and GHS Investments LLC, a Nevada limited liability company, with offices at 200 Stonehinge Lane, Suite 3, Carle Place, NY 11514. (the “Investor”).

RECITALS:

Whereas, pursuant to the Equity Financing Agreement entered into by and between the Company and the Investor of this even date (the “Equity Financing Agreement”), the Company has agreed to issue and sell to the Investor an indeterminate number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), up to an aggregate purchase price of Seven Million Dollars ($7,000,000);

Whereas, as an inducement to the Investor to execute and deliver the Equity Financing Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws, with respect to the shares of Common Stock issuable pursuant to the Equity Financing Agreement.

Now therefore, in consideration of the foregoing promises and the mutual covenants contained hereinafter and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION I
DEFINITIONS

Capitalized terms used and not otherwise defined herein that are defined in the Equity Financing Agreement shall have the meanings given such terms in the Equity Financing Agreement. As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” shall have the meaning set forth in the recitals.

“1934 Act” shall have the meaning set forth in Section 6.1.

“Additional Registration Statement” shall have the meaning set forth in Section 2.4.

“Blue Sky Filing” shall have the meaning set forth in Section 6.1.

“Claims” shall have the meaning set forth in Section 6.1.

“Common Stock” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the preambles.

“Conversion Shares” means the shares of Common Stock underlying the Promissory Note.

“Equity Financing Agreement” shall have the meaning set forth in the recitals.

“Execution Date” shall have the meaning set forth in the preambles.

“Indemnified Damages” shall have the meaning set forth in Section 6.1.

“Indemnified Party” shall have the meaning set forth in Section 6.2.

“Indemnified Person” shall have the meaning set forth in Section 6.1.

“Investor” shall have the meaning set forth in the preambles.

“Investor’s Delay” shall have the meaning set forth in Section 3.7.

“New Registration Statement” shall have the meaning set forth in Section 2.4.

“Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

“Registration Default” shall have the meaning set forth in Section 3.5.

“Registration Period” shall have the meaning set forth in Section 3.1.

“Registrable Securities” means (i) the shares of Common Stock issued or issuable pursuant to the Equity Financing Agreement, (ii) the Conversion Shares and (iii) any shares of capital stock issued or issuable with respect to such shares of Common Stock, if any, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, in each case which have not been (x) included in a Registration Statement that has been declared effective by the SEC, or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act.

“Registration Statement” means a registration statement (including a New Registration Statement or an Additional Registration Statement) of the Company filed under the 1933 Act covering the Registrable Securities.

“Rule 144” shall have the meaning set forth in Section 8.1.

“SEC” means the Securities and Exchange Commission.

“Staff” shall have the meaning set forth in Section 2.4.

“Transaction Documents” shall mean this Agreement, the Equity Financing Agreement, the Promissory Note, the Commitment Note and supporting documents between the Company and the Investor as of the date hereof.

“Violations” shall have the meaning set forth in Section 6.1.

All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning ascribed to them as in the Equity Financing Agreement.

SECTION II
REGISTRATION

2.1           The Company shall use its reasonable best efforts to file with the SEC, on or before the thirtieth (30th) calendar day following the date hereof, a Registration Statement or Registration Statements (as is necessary) on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. The Company shall initially register for resale all of the Registrable Securities which would be issuable to the Investor as set forth in the Equity Financing Agreement and Promissory Note, based on the Purchase Price as of the date preceding the filing of the Registration Statement, except to the extent that the SEC requires the share amount to be reduced as a condition of effectiveness.

2.2           The Company shall use all commercially reasonable efforts to have the Registration Statement(s) declared effective by the SEC within sixty (60) calendar days after the Company has filed the registration statement.

2.3           The Company agrees not to include any other securities in the Registration Statement covering the Registrable Securities without Investor’s prior written consent which Investor may withhold in its sole discretion. Furthermore, the Company agrees that it will not file any other registration statement for other securities, until thirty calendar days after the Registration Statement for the Registrable Securities is declared effective by the SEC; provided that this Section 2.3 shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement.

2.4           Notwithstanding the registration obligations set forth in this Section 2, if the staff of the SEC (the “Staff”) or the SEC informs the Company that all of the unregistered Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single Registration Statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC and/or (ii) withdraw the Registration Statement and file a new registration statement on S-1 (the “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC for resale as a secondary offering. If the Company amends the Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the Staff or SEC, one or more registration statements on Form S-1 to register for resale those Registrable Securities that were not registered for resale on the Registration Statement, as amended, or the New Registration Statement (each, an “Additional Registration Statement”).

SECTION III
RELATED OBLIGATIONS

At such time as the Company is obligated to prepare and file the Registration Statement with the SEC pursuant to Section 2, the Company will affect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, with respect thereto, the Company shall have the following obligations:

3.1           The Company shall use all commercially reasonable efforts to cause such Registration Statement relating to the Registrable Securities to become effective and shall keep such Registration Statement effective until the earlier to occur of the date on which (A) the Investor shall have sold all the Registrable Securities; or (B) the Investor has no right to acquire any additional shares of Common Stock under the Equity Financing Agreement (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall use all commercially reasonable efforts to respond to all SEC comments within fifteen (15) business days from receipt of such comments by the Company. The Company shall use all commercially reasonable efforts to cause the Registration Statement relating to the Registrable Securities to become effective no later than five (5) business days after notice from the SEC that the Registration Statement may be declared effective. The Investor agrees to provide all information which is required by law or this Agreement to provide to the Company, including the intended method of disposition of the Registrable Securities, and the Company’s obligations set forth above shall be conditioned on the timely receipt of such information.

3.2           The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor thereof as set forth in such Registration Statement . In the event the number of shares of Common Stock covered by the Registration Statement filed pursuant to this Agreement is at any time insufficient to cover all of the Registrable Securities, the Company shall amend such Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within thirty (30) calendar days after the necessity therefor arises (based on the then Purchase Price and other relevant factors on which the Company reasonably elects to rely), assuming the Company has sufficient authorized shares at that time, and if it does not, within thirty (30) calendar days after such shares are authorized. The Company shall use commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

3.3           The Company shall make available to the Investor whose Registrable Securities are included in any Registration Statement and its legal counsel without charge (i) promptly after the same is prepared and filed with the SEC at least one (1) copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus included in such Registration Statement (including each preliminary prospectus) and, with regards to such Registration Statement(s), any correspondence by or on behalf of the Company to the SEC or the Staff and any correspondence from the SEC or the Staff to the Company or its representatives; (ii) upon the effectiveness of any Registration Statement, copies of the prospectus, via EDGAR, included in such Registration Statement and all amendments and supplements thereto; and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time to facilitate the disposition of the Registrable Securities.

3.4           The Company shall use commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or “blue sky” laws of such states in the United States as the Investor reasonably requests; (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period; (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, or (y) subject itself to general taxation in any such jurisdiction. The Company shall promptly notify the Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

3.5           As promptly as practicable after becoming aware of such event, the Company shall notify Investor in writing of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (“Registration Default”) and use all diligent efforts to promptly prepare a supplement or amendment to such Registration Statement and take any other necessary steps to cure the Registration Default (which, if such Registration Statement is on Form S-3, may consist of a document to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act (as defined below) and to be incorporated by reference in the prospectus) to correct such untrue statement or omission, and make available copies of such supplement or amendment to the Investor. The Company shall also promptly notify the Investor (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when the Registration Statement or any post-effective amendment has become effective (the Company will prepare notification of such effectiveness which shall be delivered to the Investor on the same day of such effectiveness and by overnight mail), additionally, the Company will promptly provide to the Investor, a copy of the effectiveness order prepared by the SEC once it is received by the Company; (ii) of any request by the SEC for amendments or supplements to the Registration Statement or related prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, (iv) in the event the Registration Statement is no longer effective, or (v) if the Registration Statement is stale as a result of the Company’s failure to timely file its financials or otherwise

3.6           The Company shall use all commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practicable moment and to notify the Investor holding Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding concerning the effectiveness of the registration statement.

3.7           The Company shall permit the Investor and one (1) legal counsel, designated by the Investor, to review and comment upon the Registration Statement and all amendments and supplements thereto at least one (1) calendar day prior to their filing with the SEC. However, any postponement of a filing of a Registration Statement or any postponement of a request for acceleration or any postponement of the effective date or effectiveness of a Registration Statement by written request of the Investor (collectively, the “Investor’s Delay”) shall not act to trigger any penalty of any kind, or any cash amount due or any in-kind amount due the Investor from the Company under any and all agreements of any nature or kind between the Company and the Investor, including without limitation the Transaction Documents. For the avoidance of doubt, the event(s) of an Investor’s Delay shall not act to suspend the obligations of any kind or nature of the Investor under the Equity Finance Agreement.

3.8           At the request of the Investor, the Company’s counsel shall furnish to the Investor, within three (3) business days, an opinion letter confirming the effectiveness of the registration statement, in a form suitable to the Investor.

3.9           The Company shall hold in confidence and not make any disclosure of information concerning the Investor unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, or (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the extent permissible to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order covering such information.

3.10         The Company shall use all commercially reasonable efforts to maintain designation and quotation of all the Registrable Securities covered by any Registration Statement on the Principal Market. If, despite the Company’s commercially reasonable efforts, the Company is unsuccessful in satisfying the preceding sentence, it shall use commercially reasonable efforts to cause all the Registrable Securities covered by any Registration Statement to be listed on each other national securities exchange and automated quotation system, if any, on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or system. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3.10.

3.11         The Company shall cooperate with the Investor to facilitate the prompt preparation and delivery of certificates representing the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request (and after any sales of such Registrable Securities by the Investor under the Registration Statement, such certificates not bearing any restrictive legend).

3.12         The Company shall provide a transfer agent for all the Registrable Securities not later than the effective date of the first Registration Statement filed pursuant hereto.

3.13         If reasonably requested by the Investor, the Company shall (i) as soon as reasonably practical incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably determines should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Investor.

3.14         The Company shall use all commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to facilitate the disposition of such Registrable Securities.

3.15         The Company shall otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

3.16         Within three (3) business day after the Registration Statement which includes Registrable Securities is declared effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities, with copies to the Investor, confirmation that such Registration Statement has been declared effective by the SEC.

3.17         The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to the Registration Statement.

SECTION IV
OBLIGATIONS OF THE INVESTOR

4.1           At least five (5) calendar days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investor in writing of the information the Company requires from the Investor for the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities and the Investor agrees to furnish to the Company that information regarding itself, the Registrable Securities and the intended method of disposition of the Registrable Securities as shall reasonably be required to effect the registration of such Registrable Securities and the Investor shall execute such documents in connection with such registration as the Company may reasonably request. The Investor covenants and agrees that, in connection with any sale of Registrable Securities by it pursuant to the Registration Statement, it shall comply with the “Plan of Distribution” section of the then current prospectus relating to such Registration Statement.

4.2           The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Investor has notified the Company in writing of an election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

4.3           The Investor agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 3.6 or the first sentence of 3.5, the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6 or the first sentence of 3.5.

SECTION V
EXPENSES OF REGISTRATION

All legal expenses, other than underwriting discounts and commissions and other than as set forth in the Equity Financing Agreement, incurred in connection with registrations including comments, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, and printing fees shall be paid by the Company.

SECTION VI
INDEMNIFICATION

In the event any Registrable Securities are included in the Registration Statement under this Agreement:

6.1           To the fullest extent permitted by law, the Company, under this Agreement, will, and hereby does, indemnify, hold harmless and defend the Investor who holds Registrable Securities, the directors, officers, partners, employees, counsel, agents, representatives of, and each Person, if any, who controls, any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which the Investor has requested in writing that the Company register or qualify the Registrable Securities (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement (the matters in the foregoing clauses (I) through (iii) being, collectively, “Violations”). Subject to the restrictions set forth in Section 6.3 the Company shall reimburse the Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (I) shall not apply to a Claim arising out of or based upon a Violation which is due to the inclusion in any Registration Statement, any post-effective amendment thereto, any Blue Sky Filing, or the final prospectus or any amendment thereof or supplement thereto of the information furnished to the Company by any Indemnified Person expressly for use in connection with the preparation of any Registration Statement, any post-effective amendment thereto, any Blue Sky Filing, or the final prospectus or any such amendment thereof or supplement thereto; (ii) shall not be available to the extent such Claim is based on (a) a failure of the Indemnified Person to deliver or to cause to be delivered the prospectus made available by the Company or (b) the Indemnified Person’s use of an incorrect prospectus despite being promptly advised in advance by the Company in writing not to use such incorrect prospectus; (iii) any claims based on the manner of sale of the Registrable Securities by the Indemnified Person or of the Indemnified Person’s failure to register as a dealer under applicable securities laws; (iv) any omission of the Indemnified Person to notify the Company of any material fact that should be stated in the Registration Statement or prospectus relating to any Indemnified Person or the manner of sale; and (v) any amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the resale of the Registrable Securities by the Investor pursuant to the Registration Statement.

6.2           In connection with any Registration Statement in which Investor is participating, the Investor agrees to severally and jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act and the Company’s agents (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation is due to the inclusion in any Registration Statement, any post-effective amendment thereto, any Blue Sky Filing, or the final prospectus or any amendment thereof or supplement thereto of the written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement, post-effective amendment thereto, Blue Sky Filing, or final prospectus or such amendment thereof or supplement thereto; and, subject to Section 6.3, the Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall only be liable under this Section 6.2 for that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of all of the Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the resale of the Registrable Securities by the Investor pursuant to the Registration Statement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus were corrected on a timely basis in the prospectus, as then amended or supplemented. This indemnification provision shall apply separately to each Investor and liability hereunder shall not be joint and several.

6.3           Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, the representation by counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one (1) separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such counsel shall be selected by the Investor, if the Investor is entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding affected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

6.4           The indemnity agreements contained herein shall be in addition to (I) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

SECTION VII

CONTRIBUTION

7.1           To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (I) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

SECTION VIII

REPORTS UNDER THE 1934 ACT

8.1           With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration (“Rule 144”), provided that the Investor holds any Registrable Securities eligible for resale under Rule 144, the Company agrees to:

a.	make and keep adequate current public information available, as those terms are understood and defined in Rule 144;

b.	file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 5(c) of the Equity Financing Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c.	furnish to the Investor, promptly upon request, (I) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

SECTION IX

MISCELLANEOUS

9.1           NOTICES. Any notices or other communications required or permitted to be given under the terms of this Agreement that must be in writing will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:	Propanc Health Group Corporation
Attn: James Nathanielsz, CEO
302, 6 Butler Street
Camberwell, VIC 3124
Australia
Fax: +6139882-9969

With a copy to :	Harter Secrest & Emery LLP
Attn: Alexander R. McClean, Esq.
1600 Bausch & Lomb Place
Rochester, New York 14604
Fax: (585) 232-2152

If to the Investor:	GHS Investments, LLC
200 Stonehinge Lane, Suite 3
Carle Place, NY 11514

Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

9.2           NO WAIVERS. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

9.3           NO ASSIGNMENTS. The rights and obligations under this Agreement shall not be assignable.

9.4           ENTIRE AGREEMENT/AMENDMENT. This Agreement and the Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. The provisions of this Agreement may be amended only with the written consent of the Company and Investor.

9.5           HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all the parties had prepared the same.

9.6           COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

9.7           FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.8           SEVERABILITY. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

9.9           Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in the City and State of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

9.10         NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that the Company acknowledges that the rights of the Investor may be enforced by its general partner, and except as otherwise set forth in Sections 6 and 7.

[Signature page follows]

Your signature on this Signature Page evidences your agreement to be bound by the terms and conditions of the Registration Rights Agreement as of the date first written above. The undersigned signatory hereby certifies that he has read and understands the Registration Rights Agreement, and the representations made by the undersigned in this Registration Rights Agreement are true and accurate, and agrees to be bound by its terms.

GHS INVESTMENTS, LLC

By:
Name:
Title: Member

Propanc health group corpORATION

By:
Name: James Nathanielsz
Title: Chief Executive Officer

[SIGNATURE PAGE OF REGISTRATION RIGHTS AGREEMENT]